EXHIBIT 4.5

                          ADDENDUM DATED MARCH 14, 2005

FORM OF WARRANT

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, INCLUDING IN PARTICULAR,
SECTION 10-5-9(13) OF THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR
(2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.

         11. (a) Beginning 6 months after completion of the PPM the Company may, at its option, call any or all of the unexercised Warrants at a redemption price equal to $0.50 per Warrant Share. The Company shall give thirty (30) days' prior written notice given within 5 days after any period when the average closing sales price (or average closing bid price, if closing sale prices are unavailable) of the Common Stock over any 10 consecutive trading days equals or exceeds 150% of the price per share of the Common Stock. The holder of any Warrants may extend the call period for twelve (12) months in which the Company may call the Warrants by paying a one time, non-refundable sum equal to twenty (20%) percent of the strike price, which is $ 0.10 per common warrant share. The holder of Warrants which have been extended for an additional twelve months must exercise their Warrants at the end of this period or forfeit the Warrants. In the event the Company exercises the right to redeem Unit Warrants, such Unit Warrants will be exercisable until the close of business on the business day immediately preceding the date for redemption fixed in the respective redemption notice. If any Unit Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the Holder will be entitled only to the Redemption Price for such Warrant, unless the Holder of the Warrants has exercise the twelve month warrant extension provided for herein.

         This Addendum is included in and made a part of the original Private Offering Memorandum issued by Nova BioGenetics, dated February 2, 2005

Dated:_______________, 2005

                                            NOVA BIOGENETICS, INC.

                                            By: ____________________________
_____________________                           Name: Timothy C. Moses
Warrant Holder                                  Title: COO